EXHIBIT 10.41




                  FORM OF AMENDMENT TO INCENTIVE STOCK OPTION AGREEMENT

                  THIS AGREEMENT is made as of June 26, 2000,

BETWEEN:

               E*COMNETRIX INC., a company duly incorporated under the Canada Business Corporations Act, having its registered office at 1100 - 1055 West Hastings Street, Vancouver, British Columbia, V6E 2E9

               (the "Company")

AND:

               __________________________________________________________

               (the "Optionee")

               WHEREAS:

A. By Incentive Stock Option Agreement dated ______________ between the Company and the Optionee, as amended ______________, (the "Option Agreement"), the Company granted to the Optionee the option to purchase all or any portion of _______ common shares of the Company exercisable on or before March 10, 2005 at the price of _________ per share;

B. The option granted pursuant to the Option Agreement has not been fully exercised by the Optionee and the parties now wish to further amend the Option Agreements that for the balance of the option period the exercise price for the optioned shares more closely approximates the present market price of the Company's common shares;

     NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the recitals, the following agreements, the payment of One Dollar ($1.00) made by each party to the other, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each party, the parties agree as follows:

     1. Paragraph 2 of the Option Agreement be deleted and the following be substituted therefore:

     2. Grant of Option - The Company hereby grants to the Optionee an option (the "Option") to purchase all or any portion of ________ fully paid Shares of the Company (the "Optioned Shares") from the treasury at the price of US$1.00 per Optioned Share, exercisable on or before the close of business on ______________ (the "Expiry Date"). Subject to paragraph 4 of this agreement, immediately following the close of business on the Expiry Date, the Option will expire and this agreement will terminate and be of no further force or effect whatsoever.

     2.  In  all  other  respects,  all  representations,   covenants,  clauses,
agreements, provisions, stipulations, conditions, powers, matters and things whatsoever contained in the Option Agreement are ratified by the parties and will remain in full force and effect.

     3. This agreement and each of its terms and provisions will enure to the benefit of and be binding upon the parties to this agreement and their respective heirs, executors, administrators, personal representatives, successors and assigns.

     4. This agreement may be executed in as many counterparts as may be necessary and by facsimile, each of such counterparts so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the date as of the day and year first above written.

     IN WITNESS WHEREOF this agreement has been executed as of the day and year first above written.

E*COMNETRIX INC.

By:
__________________________




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